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                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                                  PERCENTAGE
                                                                     OWNED
NAME                              JURISDICTION OF ORGANIZATION  BY REGISTRANT
----                              ----------------------------  --------------
Rogue Wave Software GmbH                    Germany                 100%
Inmark Development Corporation             California               100%
Rogue Wave Software UK LTD               United Kingdom             100%
HotData, Inc.                               Delaware               42.3%
Stingray Software, Inc.                  North Carolina             100%